UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2016

CYNOSURE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2016, Timothy W. Baker notified Cynosure, Inc. (the “Company”) of his intention to retire from his positions as President, Chief Operating Officer and Chief Financial Officer of the Company to pursue philanthropic interests.

Effective May 25, 2016, the Company’s Board of Directors (the “Board”) appointed Michael R. Davin as the Company’s President. Mr. Davin, age 58, remains the Company’s Chief Executive Officer. Mr. Davin has been the Company’s Chief Executive Officer and a director since September 2003, and became the chairman of the Board in October 2004. From 2003 to 2014, he also served as the Company’s President. From 1998 to 2003, Mr. Davin served as co-founder and vice president of worldwide sales and strategic development of Cutera, Inc., a provider of laser and other light-based aesthetic treatment systems. Prior to co-founding Cutera, Mr. Davin spent 11 years at Coherent Medical, a manufacturer of laser, optics and related equipment, in senior management positions in sales, marketing and clinical development.

The Company is engaged in a search for a Chief Financial Officer. Mr. Baker plans to continue to serve as Chief Operating Officer and Chief Financial Officer until his successor as Chief Financial Officer is appointed, and through a transition period.

A copy of a press release regarding Mr. Baker’s intention to retire is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by the Company on May 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: May 25, 2016	By:	/s/ Peter C. Anastos
Peter C. Anastos Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on May 25, 2016.